                                                                    EXHIBIT 99.1


        IDEX CORPORATION REPORTS RECORD THIRD QUARTER SALES AND EARNINGS;
       11TH CONSECUTIVE QUARTER OF YEAR-OVER-YEAR GROSS MARGIN EXPANSION;
                     BASE BUSINESS SALES GROWTH OF 9 PERCENT

NORTHBROOK, IL, OCTOBER 21, 2004 - IDEX CORPORATION (NYSE: IEX) today reported record sales and net income for the three- and nine-month periods ended September 30, 2004. Diluted earnings per share for the third quarter were 44 cents, up 33 percent from the third quarter of 2003. Earnings per diluted share for the first nine months of 2004 were $1.23, up 32 percent versus the first nine months of 2003.

THIRD QUARTER HIGHLIGHTS

- Orders written were $235.0 million, 21 percent higher than a year ago; base business orders - excluding acquisitions and foreign currency translation - were up 9 percent.
- Record sales of $237.6 million increased 20 percent from last year; base business sales in the quarter - excluding acquisitions and foreign currency - were up 9 percent.
- Gross margins improved 140 basis points to 40.0 percent, while operating margins at 16.8 percent were 210 basis points higher than last year.
-  Net income rose 41 percent year-over-year to a record $23.2 million.
-  Diluted EPS of 44 cents was 11 cents ahead of last year.
- EBITDA for the quarter of $47.5 million was 20 percent of sales and covered interest expense by more than 12 times.
-  Debt-to-total capitalization at September 30 was 29 percent.
-  Free cash flow was strong at $37.0 million and 1.6 times net income.
- During the quarter, IDEX acquired Tianjin Dinglee, the leading manufacturer of rescue tools in China, in a strategic expansion of its global rescue tools business.
- Operational excellence initiatives remain on track, fueling new product innovation to drive growth.

--------------------------------------------------------------------------------
"We are pleased to report continued progress and growth in the third quarter of 2004. Our business units again delivered with record sales and earnings and our 11th consecutive quarter of year-over-year gross margin expansion. The period also marked our 9th consecutive quarter of year-over-year earnings growth and our 8th consecutive quarter of year-over-year organic sales growth. We are especially pleased with the organic revenue growth of 9 percent. All three segments experienced organic growth led by our Pump Products business. Our recent performance reflects improved economic conditions, as well as the success of our efforts to drive growth through new product innovation, our focus on meeting critical-to-customer needs, and our expanding global presence. Although the short cycle nature of our business limits our visibility on the remainder of the year, we are using all the tools at our disposal to drive future growth, profitability and cash generation."
                                                   Dennis K. Williams
                                                   Chairman, President and CEO
--------------------------------------------------------------------------------

THIRD QUARTER FINANCIAL HIGHLIGHTS
(In millions, except per share amounts and percentages)

                                                                                FOR THE QUARTER ENDED
                                                       ------------------------------------------------------------------------
                                                                               Sept. 30,                    June 30,
                                                          SEPT. 30,     ------------------------- -----------------------------
                                                            2004           2003        Change        2004          Change
                                                       ---------------- ------------ ------------ ------------ ----------------
Orders Written                                           $  235.0        $   193.7         21%      $  230.7           2%
Sales                                                       237.6            197.3         20          233.6           2
Operating Income                                             40.0             28.9         38           39.8           -
Operating Margin                                             16.8%            14.7%       210 bp        17.0%        (20) bp
Net Income                                               $   23.2        $    16.5         41%      $   22.8           2%
Diluted EPS                                                   .44              .33         33            .44           -

Other Data
      --Income before Taxes                              $   35.7        $    25.6         40%      $   36.0          (1)%
      --Depreciation and Amortization                         7.9              7.5          6            7.8           2
      --Interest                                              3.9              3.4         15            3.6           7
      --EBITDA                                               47.5             36.5         30           47.4           -
      --Cash Flow from Operating Activities                  42.0             43.2         (3)          32.7          28
      --Capital Expenditures                                  5.0              5.2         (3)           4.4          14
      --Free Cash Flow                                       37.0             38.0         (3)          28.3          31

THIRD QUARTER ORDERS, SALES AND NET INCOME INCREASE YEAR-OVER-YEAR
New orders in the third quarter totaled $235.0 million, 21 percent higher than the same period of 2003. Excluding the impact of foreign currency translation and acquisitions, orders were 9 percent higher than the third quarter of 2003. At September 30, 2004, IDEX had an unfilled order backlog of just over one month's sales.

Sales in the third quarter were $237.6 million, a 20 percent increase over the third quarter of 2003. Compared with last year, base business shipments grew 9 percent, foreign currency translation provided a 3 percent improvement, and acquisitions accounted for an 8 percent increase. Base business sales grew 13 percent domestically and were up 4 percent internationally during the recent quarter. Sales to international customers from base business represented 42 percent of the total, compared with 44 percent last year.

Third quarter gross margin of 40.0 percent of sales was 140 basis points higher than the third quarter of 2003. The third quarter 2004 operating margin was 16.8 percent of sales, 210 basis points higher than last year. The increase in operating margin is attributable to increased sales volume across all three segments and the continuing favorable impact of savings realized from the company's Global Sourcing, Six Sigma, Kaizen and Lean Manufacturing initiatives. Total SG&A expense for the third quarter of $55.0 million increased from $47.2 million a year earlier primarily due to acquisitions and volume, while SG&A as a percent of sales declined to 23.2 percent of sales from 23.9 percent in the third quarter of 2003.

Net income of $23.2 million, an all-time quarterly high, increased 41 percent over last year's third quarter. Diluted earnings per share of 44 cents improved 11 cents from last year.

YEAR-TO-DATE FINANCIAL HIGHLIGHTS
(In millions, except per share amounts and percentages)

                                                                  NINE MONTHS ENDED SEPTEMBER 30,
                                                       ------------------------------------------------------
                                                             2004               2003             Change
                                                       ------------------ -----------------------------------
Orders Written                                            $   703.6          $  604.0               16%
Sales                                                         685.7             600.0               14
Operating Income                                              111.1              81.9               36
Operating Margin                                               16.2%             13.7%             250 bp
Net Income                                                $    63.7          $   46.1               38%
Diluted EPS                                                    1.23               .93               32

Other Data
      --Income before Taxes                               $    99.5          $   71.5               39%
      --Depreciation and Amortization                          23.3              22.9                2
      --Interest                                               10.9              10.7                2
      --EBITDA                                                133.7             105.1               27
      --Cash Flow from Operating Activities                    94.2              90.3                4
      --Capital Expenditures                                   14.8              13.6                9
      --Free Cash Flow                                         79.4              76.7                4



YEAR-TO-DATE ORDERS, SALES, NET INCOME, AND EPS AHEAD OF LAST YEAR
New orders for the first nine months totaled $703.6 million and were 16 percent higher than last year. Excluding the impact of foreign currency translation and acquisitions since the beginning of 2003, orders were 8 percent higher in the first nine months of 2004 than in 2003.

Sales for the first nine months of 2004 increased 14 percent to $685.7 million from $600.0 million a year earlier. Acquisitions accounted for a 6 percent improvement, foreign currency translation added 3 percent, and base business sales rose 5 percent. Base business sales grew 9 percent domestically and 2 percent internationally during the first nine months of 2004. For the first nine months of the year, base business sales to international customers were 44 percent of total sales, compared with 45 percent in 2003.

Year-to-date operating margins were 16.2 percent, 250 basis points higher than the 13.7 percent reported in the prior-year period. This improvement reflects volume leverage, along with a 130 basis point improvement in gross margin to
40.1 percent, resulting mainly from the company's Global Sourcing, Six Sigma, Kaizen and Lean Manufacturing initiatives. Higher total SG&A expenses year-over-year reflect acquisitions, volume-related expenses, and reinvestment in the businesses to drive organic growth. Through the first nine months of 2004, SG&A expenses as a percent of sales declined to 23.9 percent versus 25.1 percent for the first nine months of 2003.

Year-to-date net income of $63.7 million increased 38 percent over last year. Diluted earnings per share of $1.23 rose 30 cents, or 32 percent, from the 93 cents recorded in the first nine months of 2003.

SEGMENT RESULTS
For the third quarter, Pump Product sales of $142.4 million rose 24 percent compared to 2003, reflecting 11 percent base business growth, a 2 percent favorable impact from currency translation, and an 11 percent increase due to acquisitions. Operating profit of $26.3 million increased 41 percent and represented a 230 basis point operating margin improvement compared with the third quarter of 2003, primarily attributable to volume leverage and the impact of operational excellence initiatives.

Dispensing Equipment sales in the third quarter of $40.0 million increased 9 percent, reflecting a 4 percent increase due to currency translation and a 5 percent increase in base business. Operating profit of $7.3 million increased 25 percent and represented a 240 basis point operating margin improvement compared with a year ago, due primarily to volume leverage and the company's operational excellence initiatives.

Sales of Other Engineered Products during the third quarter totaled $56.0 million, an increase of 21 percent, reflecting 8 percent base business growth, 4 percent favorable foreign currency translation, and a 9 percent improvement due to acquisitions. Operating profit of $12.5 million increased 44 percent and represented a 360 basis point operating margin improvement compared with the year-ago quarter, largely attributable to volume and the impact of operational excellence initiatives.

Year-to-date, the Pump Products Group contributed 58 percent of sales and 53 percent of operating income; the Dispensing Equipment Group accounted for 18 percent of sales and 21 percent of operating income; and Other Engineered Products represented 24 percent of sales and 26 percent of operating income.

STRONG FINANCIAL POSITION AND FREE CASH FLOW
IDEX ended the third quarter with total assets of $1.2 billion and working capital of $115.5 million. Total debt increased $87.7 million during the first nine months of 2004. The increase reflects the previously announced acquisitions of Manfred Vetter (January 2004); Systec (April 2004); Scivex (May 2004); and Tianjin Dinglee (July 2004), partially offset by free cash flow generation during the period. Free cash flow (cash flow from operating activities less capital expenditures) for the first nine months of 2004 was $79.4 million. Year-to-date, EBITDA (earnings before interest, taxes, depreciation and amortization) totaled $133.7 million (20 percent of sales) and covered interest expense by more than 12 times. Debt-to-total capitalization at September 30, 2004, was 29 percent.

DINGLEE ACQUISITION - EXPANSION OF RESCUE TOOLS BUSINESS IN CHINA
During the third quarter, IDEX acquired Tianjin Dinglee, based in Tianjin, China, outside of Beijing. "We are delighted to welcome Dinglee, the leading manufacturer of rescue tools in the small, rapidly growing, Chinese rescue tools market," said Williams. "This acquisition gives our rescue tools business a truly global presence - Germany, the United States, and China. Dinglee's manufacturing, product development capabilities, and established market channels considerably strengthen our ability to penetrate the Asian rescue tool and fire suppression markets with both locally manufactured and imported products. At the same time, Dinglee is well positioned to be a component supplier to our North American and European rescue tools businesses."

PROGRESS CONTINUES ON OPERATIONAL EXCELLENCE INITIATIVES
"We continue to use our long-term initiatives to create top- and bottom-line growth," Williams said. "Our drive for rapid process improvement is increasing the gross margin. Year-to-date, the gross margin is just over 40 percent. Six Sigma, Kaizen and Lean Manufacturing, and Global Sourcing continue to contribute to our margin expansion. Year-to-date 2004 savings from Six Sigma, Kaizen and Lean totaled $8.6 million, while year-to-date Global Sourcing savings were $10.0 million, representing a savings of 26 percent versus our prior sources."

2004 OUTLOOK: RESULTS DEPEND ON PACE OF NEW ORDERS, SPEED OF RECOVERY
Looking ahead, Williams said, "Economic conditions during the first nine months of 2004 improved considerably from a year ago. We are pleased with our results year-to-date and anticipate a continuation of favorable business conditions as we enter the fourth quarter. As a short cycle business, however, our financial performance remains reliant on the current pace of incoming orders. Although we have limited visibility on future business conditions, we believe IDEX is well positioned for earnings growth as the economy improves, based on our lower cost levels resulting from our operational excellence initiatives. At the same time, we continue to invest in new products, applications and global markets, while pursuing strategic acquisitions to drive the company's longer-term profitable growth."

CONFERENCE CALL TO BE BROADCAST OVER THE INTERNET
IDEX will broadcast its third quarter conference call over the Internet on Thursday, October 21, at 1:30 p.m. CDT. Chairman, President and Chief Executive Officer Dennis K. Williams and Vice President and Chief Financial Officer Dominic A. Romeo will discuss the company's recent financial performance and respond to questions from the financial analyst community.

IDEX invites interested investors to listen to the presentation, which will be carried live on the Internet at its Web site: www.idexcorp.com. To hear the live call, log on to the site several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up for the event, or download the correct applications at no charge. Investors will be able to access a replay of the call through November 4 at the IDEX site or by dialing 888-568-0915 (or 402-998-1592 for international participants) using the pass code "IDEX."

A NOTE ON EBITDA AND FREE CASH FLOW
EBITDA means earnings before interest, income taxes, depreciation and amortization, and free cash flow means cash flow from operating activities less capital expenditures. Management uses these non-GAAP financial measures as internal operating metrics. Management believes these measures are useful as analytical indicators of leverage capacity and debt servicing ability, and uses them to measure financial performance as well as for planning purposes. However, they should not be considered as alternatives to net income, cash flow from operating activities or any other items calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definitions of EBITDA and free cash flow used here may differ from those being used by other companies.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These statements may relate to, among other things, capital expenditures, cost reductions, cash flow, and operating improvements and are indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "management believes," "the company believes," "the company intends," and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world, pricing pressures and other competitive factors, and levels of capital spending in certain industries - all of which could have a material impact on order rates and IDEX's results, particularly in light of the low levels of order backlogs it typically maintains; its ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the company operates; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

ABOUT IDEX
IDEX Corporation is the world leader in fluid-handling technologies for positive displacement pumps, dispensing equipment for color formulation, and other highly engineered products including fire suppression equipment, rescue tools, and stainless steel custom banding. Its products are sold to a wide range of industries throughout the world. IDEX shares are traded on the New York Stock Exchange and Chicago Stock Exchange under the symbol "IEX."

IDEX CORPORATION


                                IDEX CORPORATION
                 CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                   THIRD QUARTER ENDED                    NINE MONTHS ENDED
                                                                    SEPTEMBER 30, (a)                     SEPTEMBER 30, (a)
                                                                  2004              2003              2004                 2003
----------------------------------------------------------------------------------------------------------------------------------

NET SALES                                                      $ 237,557         $ 197,314         $ 685,747            $ 599,959
COST OF SALES                                                    142,568           121,136           411,105              367,355
----------------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                      94,989            76,178           274,642              232,604
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                      55,028            47,235           163,581              150,703
----------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                                  39,961            28,943           111,061               81,901
OTHER (EXPENSE) INCOME - NET                                       (384)                 5             (608)                  366
INTEREST EXPENSE                                                   3,856             3,352            10,911               10,721
----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                        35,721            25,596            99,542               71,546
PROVISION FOR INCOME TAXES                                        12,502             9,087            35,797               25,399
----------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                     $  23,219         $  16,509         $  63,745            $  46,147
==================================================================================================================================


EARNINGS PER COMMON SHARE:

BASIC EARNINGS PER COMMON SHARE                                $     .46         $     .34         $    1.28            $     .95

DILUTED EARNINGS PER COMMON SHARE                              $     .44         $     .33         $    1.23            $     .93
==================================================================================================================================

SHARE DATA:

BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                  50,293            48,992            49,943               48,668

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                52,400            50,460            51,837               49,749
==================================================================================================================================


                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                               SEPTEMBER 30,         DECEMBER 31,
                                                                                                  2004 (a)              2003 (a)
----------------------------------------------------------------------------------------------------------------------------------

ASSETS
  CURRENT ASSETS
    CASH AND CASH EQUIVALENTS                                                                   $      6,360           $    8,552
    RECEIVABLES - NET                                                                                126,781              101,859
    INVENTORIES                                                                                      124,688              105,304
    OTHER CURRENT ASSETS                                                                               7,150                8,781
----------------------------------------------------------------------------------------------------------------------------------
      TOTAL CURRENT ASSETS                                                                           264,979              224,496
  PROPERTY, PLANT AND EQUIPMENT - NET                                                                151,900              147,095
  GOODWILL - NET                                                                                     700,038              559,008
  INTANGIBLE ASSETS - NET                                                                             29,245               19,401
  OTHER NONCURRENT ASSETS                                                                             16,227               10,739
----------------------------------------------------------------------------------------------------------------------------------
      TOTAL                                                                                     $  1,162,389           $  960,739
==================================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
    TRADE ACCOUNTS PAYABLE                                                                      $     71,445           $   56,252
    DIVIDENDS PAYABLE                                                                                  6,074                4,622
    ACCRUED EXPENSES                                                                                  71,912               54,807
----------------------------------------------------------------------------------------------------------------------------------
      TOTAL CURRENT LIABILITIES                                                                      149,431              115,681
  LONG-TERM DEBT                                                                                     264,252              176,546
  OTHER NONCURRENT LIABILITIES                                                                        87,886               76,410
----------------------------------------------------------------------------------------------------------------------------------
      TOTAL LIABILITIES                                                                              501,569              368,637
  SHAREHOLDERS' EQUITY                                                                               660,820              592,102
----------------------------------------------------------------------------------------------------------------------------------
      TOTAL                                                                                     $  1,162,389           $  960,739
==================================================================================================================================

         SEE FOLLOWING PAGE FOR NOTES TO CONDENSED FINANCIAL STATEMENTS.

IDEX CORPORATION



                                IDEX CORPORATION
                COMPANY AND BUSINESS GROUP FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)


                                                      THIRD QUARTER ENDED                            NINE MONTHS ENDED
                                                         SEPTEMBER 30, (a)                           SEPTEMBER 30, (a)
                                                    2004                   2003                2004                   2003
----------------------------------------------------------------------------------------------------------------------------------


PUMP PRODUCTS
  NET SALES                                       $ 142,358             $ 114,906            $ 397,539              $ 339,047
  OPERATING INCOME (b)                               26,284                18,649               68,234                 50,436
  OPERATING MARGIN                                     18.5%                 16.2%                17.2%                  14.9%
  DEPRECIATION AND AMORTIZATION                   $   4,290             $   4,139            $  12,467              $  12,630
  CAPITAL EXPENDITURES                                3,234                 3,796                9,835                  9,083

DISPENSING EQUIPMENT
  NET SALES                                       $  40,028             $  36,791            $ 127,546              $ 123,557
  OPERATING INCOME (b)                                7,348                 5,878               26,590                 20,587
  OPERATING MARGIN                                     18.4%                 16.0%                20.8%                  16.7%
  DEPRECIATION AND AMORTIZATION                   $   1,384             $   1,390            $   4,218              $   4,459
  CAPITAL EXPENDITURES                                  545                   582                1,961                  1,655

OTHER ENGINEERED PRODUCTS
  NET SALES                                       $  56,005             $  46,364            $ 162,889              $ 139,526
  OPERATING INCOME (b)                               12,501                 8,660               34,052                 24,581
  OPERATING MARGIN                                     22.3%                 18.7%                20.9%                  17.6%
  DEPRECIATION AND AMORTIZATION                   $   1,546             $   1,389            $   4,649              $   3,989
  CAPITAL EXPENDITURES                                  940                   723                2,462                  2,658

COMPANY
  NET SALES                                       $ 237,557             $ 197,314            $ 685,747              $ 599,959
  OPERATING INCOME                                   39,961                28,943              111,061                 81,901
  OPERATING MARGIN                                     16.8%                 14.7%                16.2%                  13.7%
  DEPRECIATION AND AMORTIZATION (c)               $   7,950             $   7,520            $  23,335              $  22,887
  CAPITAL EXPENDITURES                                5,046                 5,207               14,805                 13,614


----------------------------------------------------------------------------------------------------------------------------------

(a) INCLUDES ACQUISITIONS OF SPONSLER (JUNE 2003), CLASSIC ENGINEERING (SEPTEMBER 2003), SYSTEC (APRIL 2004) AND SCIVEX (MAY 2004) IN THE PUMP PRODUCTS GROUP AND MANFRED VETTER (JANUARY 2004) AND TIANJIN DINGLEE (JULY
     2004) IN THE OTHER ENGINEERED PRODUCTS GROUP FROM THE DATES OF ACQUISITION.

(b)  GROUP OPERATING INCOME EXCLUDES UNALLOCATED CORPORATE OPERATING EXPENSES.

(c)  EXCLUDES AMORTIZATION OF DEBT ISSUANCE EXPENSES.